UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 10, 2008

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)



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          Nevada                     000-49735               87-0642947
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(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)         Identification No.)


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                               570 Del Rey Avenue
                               Sunnyvale, CA 94085

               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (408) 636-1020

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14.a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))


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Item  1.01.   Entry into a Material Definitive Agreement.

     On June 10, 2008, Intraop Medical Corporation, or IntraOp, entered into a Common Stock Purchase Agreement with the investors named therein. The first closing for the sale of our common stock pursuant to the Common Stock Purchase Agreement occurred on June 10, 2008 with the investors named therein paying $500,000 to purchase an aggregate of 6,666,667 shares of our common stock. The Common Stock Purchase Agreement provides that we can sell up to an additional 46,666,666 shares of our common stock for an aggregate purchase price of up to $3,500,000 in subsequent closings to occur no later than July 31, 2008.

     The Common Stock Purchase Agreement is attached hereto as an exhibit.


Item 3.02.    Unregistered Sales of Equity Securities.

     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of common stock. The sale and issuance of the common stock were made in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Proceeds from the sale of common stock received by IntraOp will be used for general working capital purposes.


Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number
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10.47         Common Stock Purchase Agreement dated as of June 10, 2008 by and among the Registrant and the investors named therein.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INTRAOP MEDICAL CORPORATION


Date: June 12, 2008                  By: /s/ Howard Solovei
                                     -------------------------------------
                                     Howard Solovei
                                     Chief Financial Officer


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